Exhibit 99.8

CORPORATE GOVERNANCE GUIDELINES OF

SERACARE LIFE SCIENCES, INC.

ADOPTED MAY 18, 2007

The following Corporate Governance Guidelines have been adopted by the Board of Directors (the “Board”) of SeraCare Life Sciences, Inc. (the “Company”) to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines are not intended to change or interpret any Federal or state law or regulation, including Delaware state law, or the Certificate of Incorporation (the “Certificate of Incorporation”) or the Amended and Restated Bylaws (the “Bylaws”) of the Company. These Corporate Governance Guidelines are subject to modification from time to time by the Board.

THE BOARD

Role of Directors

The business and affairs of the Company shall be managed by or under the direction of the Board. A director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting.

The Board’s Goals

The Board’s goals are to build long-term value for the Company’s stockholders and to assure the vitality of the Company for its customers, employees and the other individuals and organizations that depend on the Company.

To achieve these goals the Board will monitor both the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the Chief Executive Officer, and offer him or her constructive advice and feedback. When it is appropriate or necessary, it is the Board’s responsibility to remove the Chief Executive Officer and to select his or her successor.

Selection of the Chairman of the Board

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board shall be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time.

Size of the Board

The Board believes that it should generally have no fewer than three and no more than nine directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. The size of the Board may, however, be increased or decreased if determined to be appropriate by the Board, in compliance with the Certificate of Incorporation. For example, it may be desirable to increase the size of the Board in order to accommodate the availability of an outstanding candidate for director.

Selection of New Directors

The Board shall be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee shall also consider advice and recommendations from others as it deems appropriate.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Corporate Governance Committee may establish procedures, from time to time, regarding stockholder submission of candidates.

Board Membership Criteria

The Nominating and Corporate Governance Committee shall be responsible for assessing the appropriate balance of criteria required of Board members.

The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, the Committee shall consider (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with the Company and independence from management and the Company. The Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds, experience, gender and race.

Other Public Company Directorships

The Company does not have a policy limiting the number of other public company boards of directors upon which a director may sit, in general. However, the Nominating and Corporate Governance Committee shall consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member.

Although the Company does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to Board membership and expects that the members of its Board be fully committed to devoting all such time as is necessary to fulfill their Board responsibilities, both in terms of preparation for, and attendance and participation at meetings.

Independence of the Board

The Board shall be comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under the listing standards of the NASDAQ.

The Board shall review annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NASDAQ or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining director independence. In the event that a director becomes aware of any change in circumstances that may result in such director no longer being considered independent under the listing standards of the NASDAQ or under applicable law, the directors shall promptly inform the Chairman of the Nominating and Corporate Governance Committee.

Directors Who Change Their Present Job Responsibility

The Board does not believe that directors who retire or change the position they held when they became a member of the Board should necessarily leave the Board. Promptly following such event, the director must notify the Nominating and Corporate Governance Committee, which shall review the continued appropriateness of the affected director remaining on the Board under the circumstances. The affected director is expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation following such review.

Retirement Age

It is the general policy of the Company that no director having attained the age of 75 years shall be nominated for re-election or reappointment to the Board. However, the Board may determine to waive this policy in individual cases.

Director Tenure

In connection with each director nomination recommendation, the Nominating and Corporate Governance Committee shall consider the issue of continuing director tenure and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo. An individual director’s renomination is dependent upon such director’s performance evaluation, as well as a suitability review, each to be conducted by the Nominating and Corporate Governance Committee in connection with each director nomination recommendation.

Board Compensation

A director who is also an officer of the Company shall not receive additional compensation for such service as a director.

The Company believes that compensation for non-employee directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock, options to purchase Company stock or similar compensation. The Compensation Committee will periodically review the level and form of the Company’s director compensation, including how such compensation relates to director compensation of companies of comparable size, industry and complexity. Such review will also include a review of both direct and indirect forms of compensation to the Company’s directors, including any charitable contributions by the Company to organizations in which a director is affiliated and consulting or other similar arrangements between the Company and a director. Changes to director compensation will be proposed to the full Board for consideration.

Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Audit Committee may receive from the Company; provided, however, that a member of the Audit Committee may also receive fixed amounts of compensation under a retirement plan (including deferred compensation) from the Company for prior service with the Company so long as such compensation is not contingent in any way on continued service.

Separate Sessions of Non-Management Directors

The non-management directors of the Company shall meet in executive session without management on a regularly scheduled basis, but no less than once a year. A non-management director designated by the non-management directors on the Board (the “Lead Non-Management Director”) shall preside at such executive sessions, or in such director’s absence, another non-management director designated by the Lead Non-Management Director shall preside at such executive sessions.

In the event that the non-management directors include directors who are not independent under the NASDAQ listing standards, the Company should, at least once a year, schedule an executive session including only Independent Directors.

Any interested parties desiring to communicate with the Lead Non-Management Director and the other non-management directors regarding the Company may directly contact such directors by U.S. mail.

Self-Evaluation by the Board

The Nominating and Corporate Governance Committee will sponsor an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board, the results of which will be discussed with the full Board and each committee. The assessment should include a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Nominating and Corporate Governance Committee will utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.

Strategic Direction of the Company

Normally it is management’s job to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results. However, as a practical matter, the Board and management will be better able to carry out their respective strategic responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other members of top management and other Board members. To facilitate such discussions, members of senior management who are not directors may be invited to participate in Board meetings when appropriate.

Board Access to Management

Board members shall have access to the Company’s management and, as appropriate, to the Company’s outside advisors. Board members shall coordinate such access through the Chief Executive Officer and Board members will use judgment to assure that this access is not distracting to the business operation of the Company.

Attendance of Management Personnel at Board Meetings

The Board encourages the Chief Executive Officer to bring members of management from time to time into Board meetings to (i) provide management insight into items being discussed by the Board that involve the manager; (ii) make presentations to the Board on matters that involve the manager; and (iii) bring managers with significant potential into contact with the Board. Attendance of such management personnel at Board meetings is at the discretion of the Board. Should the Chief Executive Officer desire to add additional members of management as attendees on a regular basis, this should be suggested to the Board for its concurrence.

Board Materials Distributed in Advance

Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the directors. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.

Board Interaction with Institutional Investors, Analysts, Press and Customers

The Board believes that management generally should speak for the Company. It is suggested that each director shall refer all inquiries from institutional investors, analysts, the press or customers to the Chief Executive Officer or his or her designee.

Board Orientation and Continuing Education

The Company shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. Each director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a director.

Director Attendance at Annual Meetings of Stockholders

Directors are invited and encouraged to attend the Company’s annual meeting of stockholders.

BOARD MEETINGS

Selection of Agenda Items for Board Meetings

The Chairman of the Board, shall prepare annually a “Board of Directors Master Agenda.” This Master Agenda shall set forth a general agenda of items to be considered by the Board at each of its specified meetings during the year. Thereafter, the Chairman of the Board, may adjust the agenda to include special items not contemplated during the initial preparation of the annual Master Agenda.

Upon completion, a copy of the Master Agenda shall be provided to the entire Board. Each Board member shall be free to suggest inclusion of items on the agenda as well as free to raise at any Board meeting subjects that are not specifically on the agenda for that meeting.

COMMITTEE MATTERS

Number and Names of Board Committees

The Company shall have three standing committees: Audit, Nominating and Corporate Governance, and Compensation. The purpose and responsibilities for each of these committees shall be outlined in committee charters adopted by the Board. The Board may want, from time to time, to form a new committee or disband a current committee depending on circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.

Independence of Board Committees

Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee shall be composed entirely of Independent Directors satisfying applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee.

Assignment and Rotation of Committee Members

The Nominating and Corporate Governance Committee shall be responsible, after consultation with the Chairman of the Board, for making recommendations to the Board with respect to the assignment of Board members to various committees. After reviewing the Nominating and Corporate Governance Committee’s recommendations, the Board shall be responsible for appointing the Chairman and members to the committees on an annual basis.

The Nominating and Corporate Governance Committee shall annually review the Committee assignments and shall consider the rotation of the Chairman and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors. With regard to the Chairman of the Nominating and Corporate Governance Committee, such position shall rotate at least once every three years.

LEADERSHIP DEVELOPMENT

Selection of the Executive Officers

The Board shall be responsible for identifying potential candidates for, and selecting, the Company’s Chief Executive Officer and Chief Financial Officer (collectively, the “Executive Officers”). In identifying potential candidates for, and selecting, the Company’s Executive Officers, the Board shall consider, among other things, a candidate’s experience, understanding of the Company’s business environment, leadership qualities, knowledge, skills, expertise, integrity, and reputation in the business community.

Evaluation of the Executive Officers

The Board will provide the Executive Officers with an annual performance review for the prior year at the second regularly scheduled meeting of the Board each fiscal year. The following steps will be utilized to carry out this review:

•	The Executive Officers will develop a self-evaluation at the end of each fiscal year and provide this to the Board within one month of the end of the fiscal year, either orally or in writing.

•

With this information, each non-management director will provide his or her assessment of each Executive Officer’s performance in writing to the Nominating and Corporate Governance Committee. These assessments should include the director’s appraisal of:

•	The Company’s performance and the Executive Officer’s contribution to it, both compared to competitors and the Company’s own strategic goals;

•	Achievement of personal goals set by the Executive Officer for the year, as part of his or her self-evaluation; and

•	Other aspects of the Executive Officer’s performance which the non-management director deems relevant.

The Nominating and Corporate Governance Committee will synthesize this information and report a summary of this information to the non-management directors in executive session at the second regularly scheduled meeting of the Board each fiscal year. After agreement by the non-management directors to the evaluation, the chairs of the Board’s committees will meet with the

Executive Officers to discuss the Board’s assessment. The Executive Officers may then take the opportunity to discuss their reaction to the evaluation.

Succession Planning

The Board shall plan for the succession to the position of the Executive Officers. To assist the Board, the Executive Officers shall prepare and distribute to the Board an annual report on succession planning for all senior officers of the Company with an assessment of senior managers and their potential to succeed the Executive Officers and other senior management positions. In addition, the Executive Officers shall prepare, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the Company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties. The short-term succession plan shall be approved by the Board and shall be in effect until the Board has the opportunity to consider the situation and take action, when necessary.

Management Development

The Board shall determine that a satisfactory system is in effect for education, development, and orderly succession of senior and mid-level managers throughout the Company.

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